UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2021

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-27756 (Commission File Number)	85-4136092 (I.R.S. Employer Identification No.)

121 Seaport Boulevard, Boston, Massachusetts 02210

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (475) 230-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALXN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the consummation, on July 21, 2021 (the “Closing Date”), of the previously announced acquisition of Alexion Pharmaceuticals, Inc., a Delaware corporation (“Alexion”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 12, 2020, by and among Alexion, AstraZeneca PLC, a public limited company incorporated under the laws of England and Wales (“AstraZeneca”), AstraZeneca Rare Disease Holdings Inc. (f/k/a Delta Omega Sub Holdings Inc.), a Delaware corporation and a wholly owned subsidiary of AstraZeneca (“Bidco”), Delta Omega Sub Holdings Inc. 1, a Delaware corporation and a direct, wholly owned subsidiary of Bidco (“Merger Sub I”) and Alexion Rare Disease LLC (f/k/a Delta Omega Sub Holdings LLC 2), a Delaware limited liability company and a direct, wholly owned subsidiary of Bidco (“Merger Sub II”). Pursuant to the terms of the Merger Agreement, (1) Merger Sub I merged with and into Alexion (the “First Merger”), with Alexion surviving the First Merger as a wholly owned subsidiary of Bidco (the “First Surviving Corporation”), and (2) immediately following the effective time of the First Merger (the “First Effective Time”), Alexion merged with and into Merger Sub II (such effective time, the “Second Effective Time”, such merger, the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Bidco and an indirect wholly owned subsidiary of AstraZeneca (the “Surviving Company”). On July 22, 2021, as a result of an internal restructuring at AstraZeneca, the Surviving Company merged with and into Bidco (the “Upward Merger” and such effective time, the “Third Effective Time”), with Bidco surviving the Upward Merger as an indirect wholly owned subsidiary of AstraZeneca and being renamed “Alexion Pharmaceuticals, Inc.” (“New Alexion”).

Item 1.02	Termination of Material Definitive Agreements.

On the Closing Date, in connection with the completion of the Mergers, Alexion paid all amounts owed and terminated all commitments under the Amended and Restated Credit Agreement, dated as of June 7, 2018 (the “BoA Credit Agreement”), among Alexion, Alexion Pharma Holding Unlimited Company, a company incorporated in Ireland with company registration number 528477 and having its registered office at 25-28 North Wall Quay, Dublin 1 Ireland (“APH”), Alexion Pharma International Operations Unlimited Company, a company incorporated in Ireland with company registration number 528478 and having its registered office at College Business & Technology Park, Blanchardstown Road North, Dublin 15, Ireland (“APIO”) and certain subsidiaries of Alexion party thereto (collectively with APH, APIO and Alexion, the “Borrowers”), the lenders and other parties party thereto, and Bank of America, N.A. as administrative agent (the “Payoff”). In connection with the Payoff, all commitments and obligations of the Borrowers under the BoA Credit Agreement were terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 14, 2021, AstraZeneca disclosed that the parties had received all regulatory approvals required to complete the Merger. On the Closing Date, AstraZeneca completed the Mergers.

At the First Effective Time, each share of common stock, par value $0.0001 per share, of Alexion (“Common Shares”) issued and outstanding immediately prior to the First Effective Time (other than certain excluded shares as described in the Merger Agreement) converted into the right to receive (1) 2.1243 American depositary shares of AstraZeneca (or, at the election of the holder thereof, a number of ordinary shares of AstraZeneca equal to the number of underlying ordinary shares represented by such American depositary shares) and (2) $60 in cash, without interest (collectively, the “Merger Consideration”).

Under the Merger Agreement, at the First Effective Time, (1) each outstanding Alexion stock option was canceled in exchange for the right to receive the Merger Consideration in respect of each net option share subject to the option, with the number of net option shares calculated as described in the Merger Agreement, (2) each outstanding Alexion restricted stock unit award held by a non-employee director of Alexion fully vested and was generally be canceled in exchange for the right to receive the Merger Consideration in respect of each share of Alexion common stock subject to the award, and (3) each other Alexion restricted stock unit award and each Alexion performance stock unit award was converted into an equivalent AstraZeneca restricted stock unit award, with the number of American depositary shares of AstraZeneca underlying each converted award determined by multiplying the equity award exchange ratio described in the Merger Agreement by the number of shares of Alexion common stock subject to the award (determined, with respect to performance restricted stock unit awards, by deeming the applicable performance goals to be achieved at the greater of target and actual performance levels, subject to a limit of 175% of target for awards granted in 2019 and a limit of 150% of target for awards granted in 2020).

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about Alexion or AstraZeneca.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the completion of the Mergers, Alexion notified the NASDAQ Global Select Market (the “NASDAQ”) that the Mergers had been completed and requested that trading of the Common Shares on the NASDAQ be suspended prior to the opening of trading on July 21, 2021. In addition, Alexion requested that the NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration on Form 25 to delist the Common Shares from the NASDAQ and deregister the Common Shares under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on July 21, 2021. As a result, the Common Shares will no longer be listed on the NASDAQ. In addition, Alexion intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of all Alexion securities registered under Section 12(g) of the Exchange Act and the suspension of Alexion’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Items 2.01 and 8.01 of this report is incorporated in this Item 3.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

At the First Effective Time, each holder of Common Shares issued and outstanding immediately prior to the First Effective Time ceased to have any rights as a shareholder of Alexion, other than (except for certain excluded shares as described in the Merger Agreement) the right to receive the Merger Consideration.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this report is incorporated by reference in this Item 3.03.

Item 5.01	Changes in Control of Registrant.

At the First Effective Time, a change in control of Alexion occurred and Alexion became a wholly owned subsidiary of AstraZeneca.

The information set forth in Item 2.01 of this report is incorporated in this Item 5.01 by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By virtue of the Mergers, all of the directors of Alexion ceased to be directors on the board of directors of Alexion and any and all committees thereof, effective as of the First Effective Time. From and after the Third Effective Time, the directors and officers of Bidco immediately prior to the Third Effective Time became the directors and officers of New Alexion.

Each of Messrs. Ludwig Hantson, Chief Executive Officer; John Orloff, Executive Vice-President, Global Head of Research and Development; and Brian Goff, Executive Vice President, Chief of Commercial and Global Operations Officer; and Ms. Ellen Chiniara, Executive Vice President, Chief Legal Officer, and Corporate Secretary (the “Executives”) entered into separation agreements with Alexion, providing for the termination of their employment effective as of the Closing Date. The separation agreements generally provide for separation benefits in accordance with the employment agreements that governed each Executives’ employment relationships.

As a condition to the receipt of their severance payments, the Executives will be required to execute a general release in connection with the termination of their employment.

In connection with the completion of the Mergers, the Company paid a cash transaction bonus to Aradhana Sarin, Executive Vice President, Chief Financial Officer, in the amount $4,922,918, and to Ellen Chiniara, Executive Vice President, Chief Legal Officer and Corporate Secretary, in the amount of $4,088,679.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Third Effective Time, the certificate of incorporation of Bidco, as in effect immediately prior to the Third Effective Time, was amended and restated as attached hereto as Exhibit 3.1 and became the certificate of incorporation of New Alexion. In addition, at the Third Effective Time, the bylaws of Bidco, as in effect immediately prior to the Third Effective Time, were amended and restated as attached hereto as Exhibit 3.2 and became the bylaws of New Alexion.

The information set forth in Item 2.01 of this report is incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 12, 2020, by and among AstraZeneca PLC, Delta Omega Sub Holdings Inc., Delta Omega Sub Holdings Inc. 1, Delta Omega Sub Holdings LLC 2, and Alexion Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Alexion’s Current Report on Form 8-K filed December 12, 2020)*

3.1	Amended and Restated Certificate of Incorporation of Alexion Pharmaceuticals Inc., dated July 22, 2021

3.2	Amended and Restated Bylaws of Alexion Pharmaceuticals Inc., dated July 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Alexion hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that Alexion may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2021

ALEXION PHARMACEUTICALS, INC.

By:	/s/ David E. White
Name: David E. White
Title: Treasurer